                                                                REDACTED VERSION

                                 EXHIBIT 10.28

                                       TO

                         TARGETED GENETICS CORPORATION

                                 AMENDMENT NO.1

                                       TO

                                    FORM S-1

                            TO BE FILED ON OR BEFORE

                                  MAY 30, 1996


"[*]" = confidential information omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

                              DEVELOPMENT AGREEMENT

                  This Development Agreement ("Agreement") is entered into this 6th day of April, 1994, by and between Argus Pharmaceuticals, Inc., a Delaware corporation ("Argus"), and RGene Therapeutics, Inc., a Delaware corporation ("RGene").

                  WHEREAS, concurrently with the execution of this Agreement, Argus and RGene are entering into the Assignment Agreement and the Sublicense Agreement referenced in Sections 1.1 and 1.2 below, whereby Argus is transferring to RGene certain rights in the technology covered by the Assignment Agreement and the Sublicense Agreement (the "Argus Technology"); and

                  WHEREAS, Argus and RGene desire to collaborate to conduct certain research and experiments and to further the development of products that may incorporate the Argus Technology, among others.

                  NOW, THEREFORE, it is hereby agreed as follows:

                  1. ASSIGNMENT/SUBLICENSE BY ARGUS

                       1.1 ASSIGNMENT OF MDA/ARGUS LICENSE

                  Concurrent with or prior to the execution of this Agreement, Argus agrees that it will execute the Assignment Agreement in the form attached hereto as Exhibit B (the "Assignment Agreement"), which Assignment Agreement transfers to RGene certain rights of Argus under that certain Exclusive License Agreement dated July 1, 1988 by and among Argus, The University of Texas System Board of Regents and the University of Texas M.D. Anderson Cancer Center ("MDACC"), as amended ("MDA/Argus License Agreement"), relating to certain technology rights and related patent applications invented by Dr. Gabriel Lopez-Berestein at MDACC. Argus agrees that it will obtain MDACC's consent and, if necessary, the consent of the Board of Regents of the University of Texas System to the assignment of such rights by Argus, prior to or concurrent with the other transactions contemplated by this Agreement.

                       1.2 SUBLICENSE OF UTRC LICENSE

                  Concurrent with or prior to the execution of this Agreement, Argus agrees that it will execute that certain Sublicense Agreement in the form attached hereto as Exhibit C (the "Sublicense Agreement"), which Sublicense Agreement sublicenses to


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RGene all rights of Argus under that certain Agreement dated November 1, 1993 by and between the University of Tennessee Research Corporation and Argus (the
"UTRC License Agreement"). Argus agrees that it will, if necessary, obtain the consent of the University of Tennessee Research Corporation to the sublicense of such rights by Argus, prior to or concurrent with the other transactions contemplated by this Agreement.

                  2. DEVELOPMENT PROGRAM

                       2.1 GOALS

                  Commencing upon completion of the initial Work Plan and Budget as set forth in Section 2.2(c), Argus and RGene agree to conduct the research and development on products incorporating the Argus Technology ("Products"), initially including those Products more particularly described in Exhibit A hereto, according to the Work Plans and Budgets, with the goal of developing commercially marketable Products in the shortest feasible period of time consistent with the level of funding hereunder (the "Development Program"). Specifically, the initial goals of the Development Program will be to undertake preclinical pharmaceutical development of the Products (including animal testing and quality control testing to insure compliance with "good manufacturing practices") and to file an investigational new drug application ("IND") with the United States Food and Drug Administration ("FDA") regarding both Products; provided, that the development of other products, that do not involve or relate to the Argus Technology, will be negotiated by RGene and Argus in good faith on a case by case basis. While the parties agree to use reasonable efforts to achieve these goals, neither Argus nor RGene warrants or guarantees that their efforts will result in the filing of an IND or marketable or approved Products or that the goals specified in the Work Plan and Budget will be achieved within the periods set forth herein.

                  2.2 PROGRAM ADMINISTRATION

                   (a) Project Representatives. The parties have each designated a Project Representative to facilitate liaison between it and the other party, oversee and review the progress of the Development Program, select indications to pursue, determine the allocation of responsibilities between the parties for conducting the Development Program, develop clinical trial protocols, manage the clinical/regulatory process and discuss potential competition and other relevant matters to assure rapid development and commercialization of the Products.

                   (b) Disagreements. All decisions made hereunder relating to the Development Program shall require the approval of both Project Representatives. The



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Project Representatives shall attempt in good faith to reach consensus on all matters. In the event of a disagreement between the Project Representatives, the Project Representatives shall promptly present the disagreement to the chief executive officers of the parties, who shall attempt resolution of the matter. If such executives cannot promptly resolve such disagreement, then the dispute shall be resolved under the arbitration provisions of Section 13.

                   (c) Work Plans and Budgets. Promptly after the date hereof, the Project Representatives shall prepare and recommend to each party an initial Work Plan and Budget for the remainder of 1994 which relates to the development of the Products consistent with the goals set forth in Section 2.1 above. The Work Plan and Budget shall be the plan and budget as approved by both parties in writing. It is contemplated that Argus will provide substantially all of the development services called for in the initial and any subsequent Work Plan and Budget. Prior to October 1, of each year, the Project Representatives shall prepare and recommend to each party a proposed Work Plan and Budget for the next year. Each Work Plan and Budget adopted shall be signed by both parties. The Project Representatives shall actively consult with one another throughout the term of the Development Program so as to adjust the specific work performed under the Work Plan and Budget to conform to evolving developments in technology and the results of the development work performed. While minor adjustments to the Work Plan and Budget may be made from time to time upon approval by the Project Representatives, significant changes to the scope or direction of the work and any changes in funding exceeding 15% of the total amount previously budgeted in the Work Plan and Budget must be agreed to in writing by each party, in the absence of which the most recently approved Work Plan and Budget shall remain in effect.

                   (d) Progress Reports. Within 45 days following the end of each calendar quarter, each Project Representative shall deliver to the other a reasonably detailed written report which shall (i) describe the work performed by it during the quarter on the Development Program and (ii) if appropriate, recommend any revisions to the Work Plan and Budget that would improve the progress of the Development Program.

                   (e) Meetings. The Project Representatives and other employees or consultants or the parties responsible for management of the Development Program shall meet at least once during each calendar quarter during the term of the Development Program for the purpose of reviewing the status of the Development Program including (i) relevant data, (ii) technical issues that have arisen, (iii) issues of priority, (iv) the design and conduct of clinical trails and anticipated regulatory filings, (v) budgets and expenditures, (vi) competition and (vii) any other matters relevant to


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the development of the Products. Such meetings shall be at such times as may be agreed to by the parties, and the location of such meetings shall alternate between Argus facilities and RGene facilities, unless otherwise agreed by the parties. The Project Representatives shall jointly prepare minutes summarizing the matters reviewed and any actions taken at such meetings and shall distribute such minutes to the parties within 14 days following each meeting.

                  2.3 PERFORMANCE OF SERVICES

                  Each party shall use all commercially reasonable efforts to perform the development work assigned to it in a prudent and skillful manner in accordance, in all material respects, with the Work Plan and Budget then in effect and applicable laws. Each party shall furnish all labor, supervision, facilities, supplies and materials necessary to perform the development work assigned to it in accordance with the Work Plan and Budget then in effect.

                  2.4 REGULATORY FILINGS

                  The party assigned responsibility for any regulatory filings with the FDA or any comparable foreign regulatory body shall make available to the other party any materials it proposes to file for such party's review and approval, which approval may not be unreasonably withheld or delayed. All responses by regulatory bodies shall also be promptly disclosed to the other party. In any case where responsibility for a regulatory filing is assigned to a sublicensee, the applicable sublicense shall require the sublicense to afford the parties hereto the same review, approval and comment rights with respect to such regulatory filing as are set forth in this Section 2.4.

                  2.5 RECORDS AND DATA

                  Each party shall maintain records in sufficient detail and in good scientific manner appropriate for patent and FDA purposes and so as to properly reflect all work done and results achieved in the performance of the Development Program. Such records, shall include books, records, reports, research notes, charts, graphs, comments, computations, analyses, recordings, photographs, computer programs and documentation thereof, computer information storage means, samples of materials and other graphic or written data generated in connection with the Development Program, including any data required to be maintained pursuant to all applicable government regulations. Each party shall provide the other the right to inspect records, and shall provide copies of all requested records, to the extent reasonably related to the performance of the other's obligations under this Agreement.

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                  2.6 VISIT OF FACILITIES

                  Representatives of each party may, upon reasonable notice and at times reasonably acceptable to the other party, (a) visit the facilities where the Development Program is being conducted and/or the facilities where the other party manufactures any Product or active compound contained therein (or has a Product or compound manufactured by a Third Party), (b) consult informally, during such visits and by telephone, with personnel of the other party performing work on the Development Program and (c) with the other party's prior approval, which approval shall not be unreasonably withheld, visit the sites of any Clinical Trials or other experiments being conducted by such other party in connection with the Development Program, but only to the extent in each case as such trials or other experiments relate to the Development Program. If requested by the other party, Argus and RGene shall cause appropriate individuals working on the Development Program to be available for meetings at the location of the facilities where such individuals are employed at times reasonably convenient to the party responding to such request.

                  2.7 EXCLUSIVITY

                  During the term of this Agreement, Argus agrees that it will not engage in research and development relating to, and will not manufacture, use or sell, any products relating to or utilizing in any way the Argus Technology except as expressly provided herein. RGene acknowledges that Argus is actively engaged in the development of pharmaceuticals for the treatment of life-threatening infectious diseases and cancer. Except as set forth herein, this Agreement is not intended and should not be construed to prevent or limit Argus's ownership of or right to use its technology and patent rights in areas outside the Argus Technology including without limitation the development of pharmaceuticals involving gene therapy or antisense technology. Additionally, Argus acknowledges that RGene is not limited in any way, subject to the terms hereof, regarding the use of the Argus Technology, including without limitation the sublicensing thereof to third parties.

                   2.8 ARGUS PROPRIETARY TECHNOLOGY

                  Argus and RGene recognize and agree that Argus has expertise and proprietary technology not licensed to or owned by RGene pursuant to the Assignment Agreement or Sublicense Agreement, including in the area of liposomal drug delivery and manufacturing, which may be useful or necessary in the development of the Products ("Argus Proprietary Technology"). RGene shall have a non-exclusive royalty-free license to the Argus Proprietary Technology to the extent useful or necessary (in RGene's good faith business judgment after consultation with Argus) for the manufacture, use or sale of the Products ("Licensed Argus Proprietary Technology");


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
provided that RGene shall not be entitled to sublicense any such Licensed Argus Proprietary Technology, directly or indirectly, without the express written consent of Argus, which shall not unreasonably be withheld.

                   2.9 SUBCONTRACTS

                  Neither party may subcontract any portion of the development work to be performed by it hereunder unless such subcontract is contemplated by the Work Plan and Budget or otherwise approved in writing by the other party, which approval shall not be unreasonably withheld or delayed. In the case of any such approved subcontract, the payments to such subcontractor shall be included in the calculation of Development Costs hereunder.

                   3. PAYMENTS AND FUNDING

                        3.1 FUNDING

                   RGene agrees that it shall bear all costs of funding the costs set forth in Work Plans and Budgets regarding the Development Program. The initial Work Plan and Budget is attached hereto as Exhibit 3.1.

                        3.2 ADDITIONAL CONSIDERATION FOR LICENSING

                  In further consideration of the assignment and sublicense made by Argus to RGene as set forth in Article 1 hereof, RGene, effective as of the date hereof, has issued to Argus 642,307 shares of the common stock of RGene, all pursuant to the terms of that certain Stockholder Agreement by and between RGene and Argus of even date herewith attached hereto as Exhibit 3.2.

                        3.3 REIMBURSEMENT OF DEVELOPMENT COSTS

                  Subject to the provisions of Section 2 and Section 3.1 hereof, RGene agrees to compensate Argus for all Development Costs (defined below) incurred by Argus in connection with the Development Program. For purposes hereof, the term "Development Costs" means (i) the direct costs, fees and out-of-pocket or other expenses incurred in the course of performing the work under the Development Program plus (ii) an allocation of overhead costs on internal research and development not to exceed 25% of the amounts set forth in subparagraph (i) above and which shall be consistent with Argus' internal cost accounting system.

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
                        3.4 REPORTS AND PAYMENTS

                  Within 60 days after the end of the first three calendar quarters and within 90 days after the end of each calendar year, Argus shall provide RGene with a reasonably detailed itemization of the Development Costs incurred during the previous quarter for which it is entitled to reimbursement from RGene. Within 30 days following receipt of such statements, RGene shall reimburse Argus for such Development Costs for which Argus is entitled reimbursement, subject to RGene's right to withhold reimbursement of any disputed amounts pending resolution by the parties. RGene and Argus agree to negotiate in good faith to resolve any such dispute. Argus shall keep and maintain proper and complete records and books of account documenting all of its Development Costs to be reimbursed or credited.

                        3.5 ROYALTIES

                  No royalties shall be payable by RGene to Argus regarding the sale or commercial use of any Products or any other products developed from the Argus Technology.

                        3.6 AUDIT RIGHTS

                  Each party shall permit the other party or its representatives to have access, at its own expense, no more than once in each calendar year during the term of this Agreement and twice during the three (3) calendar years following the termination hereof, during regular business hours and upon reasonable notice, to its records and books for the sole purpose of determining the appropriateness of any amounts charged by such party hereunder or verifying the amounts payable hereunder, if any. If such examination reveals that such amounts have been overstated or understated for any calendar year, such overpayment shall be promptly refunded or added to the remaining funding obligation of such party hereunder or in the case of an underpayment, the party shall promptly pay the amount of any underpayment; provided, that if such examination was not conducted by an independent accountant, the party whose records were examined shall have the right to engage an independent accountant reasonably acceptable to the examining party to verify the results of such examination. The fees and expenses of such accountant shall be paid by the party alleging that the amounts charged or paid were incorrect, unless the error is more than 10% of the actual amount due, in which case the party who made the error shall pay all reasonable costs and expenses incurred by the investigating party in the course of making such determination.

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                  4. OWNERSHIP; COMMERCIALIZATION

                        4.1 OWNERSHIP

                        (a) In connection with the Development Program, RGene and Argus acknowledge and agree that new products or technology based on and/or incorporating the Argus Technology, and improvements or modifications thereof, may be developed (the "New Technology"), and that the New Technology will be owned by RGene. Argus agrees to execute any assignments or other agreements evidencing RGene's ownership of the New Technology as may be requested by RGene.

                        (b) Nothing herein shall give Argus any ownership or commercialization rights with respect to any products, processes or other technology rights which are developed under this Development Program or otherwise owned by or licensed to RGene, except to the extent provided in Sections 4.2 and 4.3 below.

                        (c) The terms of this Section 4.1 shall at all times be subject to the provisions of Section 2.8 hereof, to the extent applicable.

                        4.2 MANUFACTURING

                  If RGene seeks to manufacture or contract with a third party to manufacture a Product incorporating or utilizing the Argus Technology, RGene hereby agrees to negotiate in good faith with Argus with respect to the manufacture of such Product.

                        4.3 MARKETING

                  In the event that RGene desires to market or license to a third party marketing rights to any Product incorporating or utilizing the Argus Technology assigned to RGene under the Assignment Agreement, then RGene shall send Argus notice of said intention. For a period of thirty (30) days after said notice, Argus and RGene will enter into good faith negotiations regarding an agreement whereby Argus would undertake the marketing effort of said Product. Should the parties not execute an agreement prior to the conclusion of said thirty (30) day period, RGene shall be entitled, in its sole discretion, to market said Product or, within a twelve month period following the expiration of such thirty (30) day period, license to a third party marketing rights to any such Product; provided that the terms of any such license shall clearly be more favorable to RGene than were last offered in writing by Argus, provided that such offer by Argus remains outstanding during such twelve-month period. Upon expiration of such twelve-month period, if no license has been entered into by RGene with respect to said Product, RGene shall not license such Product


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
without complying with this Section 4.3. Argus shall have no other marketing rights to any of RGene's products except as set forth in this Section 4.3.

                        4.4 OTHER CONSIDERATIONS

                  Notwithstanding anything in Section 4.2 or 4.3 to the contrary, any discussions between the parties with respect to marketing and/or manufacturing of Products incorporating Argus Technology by Argus as opposed to a third party, and any judgment as to the relative favorability to RGene of any such transaction, shall take into account the terms of the proposed agreement and the relative strengths of Argus and such third party, including sales force, manufacturing capabilities, manufacturing capacity, marketing and economic considerations and other relevant information.

                  5. PATENT PROSECUTION; INFRINGEMENT

                        5.1 PATENT PROSECUTION AND MAINTENANCE

                  RGene shall be responsible for filing, prosecuting and maintaining the patents in the United States and foreign countries on all Argus Technology licensed or transferred to RGene pursuant to the Assignment Agreement and the Sublicense Agreement and RGene shall bear all costs associated therewith. RGene shall have the sole right to file, prosecute and maintain the patents in the United States and foreign countries on the New Technology, and shall bear all costs associated therewith. Notwithstanding the foregoing, beyond reasonable efforts, neither party assumes liability to the other for the successful prosecution of any patent application.

                        5.2 THIRD PARTY CLAIM OF INFRINGEMENT

                  Each party shall give the other prompt notice of each claim or allegation that the exercise of rights hereunder constitutes an infringement of one or more patents or other rights of a third party. Each party shall use all reasonable efforts to defend the parties against any such claim or allegation with counsel of its own choice reasonably acceptable to such party. The costs of such defense and any costs of settling or otherwise satisfying such claim shall be borne by such party.

                  6. COMPLIANCE WITH LAWS

                  The parties acknowledge that the products and materials to be developed pursuant to this Agreement are experimental, biological materials and are not to be used in humans prior to appropriate regulatory approvals under any circumstances. Each party agrees to comply with all laws and regulations for handling and use thereof



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and, if applicable, all export and import regulations of the United States of
America and to provide the other party with evidence thereof upon request.

                  7. INDEMNIFICATION

                        7.1 MUTUAL RIGHT TO INDEMNIFICATION

                  Each party shall defend, indemnify and hold harmless the other and its directors, officers, employees and agents from and against any and all claims, liabilities, losses and expenses, including attorneys' fees, incurred by or asserted against it or any of the foregoing arising out of the development, testing, manufacture, handling or storage of any Product by such party, including without limitation (i) any actual or alleged bodily injury, death or property damage resulting from the use of any Product manufactured by such party, (ii) any actual or alleged violation of law applicable to the development, testing, manufacture, handling or storage of the Product by such party and (iii) any product recall of Product manufactured by such party that is ordered by a governmental agency or required by a confirmed Product failure as reasonably determined by the parties, except as otherwise provided herein and except to the extent that such liabilities, losses and expenses result from the negligence or willful misconduct of a party, in which case the party who engaged in such negligence or willful misconduct shall indemnify and hold harmless the other party and its directors, officers, employees and agents.

                        7.2 PROCEDURE

                  Any person that intends to claim indemnification under this
Section 7 (an "Indemnitee") shall promptly notify the other party (the "Indemnitor") of any claim, in respect of which the Indemnitee intends to claim such indemnification, and the Indemnitor shall assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an Indemnitee shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnitor, if representation of such Indemnitee by the counsel retained by the Indemnitor would be inappropriate due to actual or potential differing interests between such Indemnitee and any other party represented by such counsel in such proceedings. The indemnity agreement in this
Section 7 shall not apply to amounts paid in settlement of any loss, claim, liability or action if such settlement is effected without the consent of the Indemnitor, which consent shall not be withheld unreasonably. The failure to deliver notice to the Indemnitor within a reasonable time after the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such Indemnitor of any liability to the Indemnitee under this Section 7, but not any liability that it may have to any Indemnitee otherwise than under this Section 7. The Indemnitee and its employees and agents shall cooperate fully with the Indemnitor and its legal


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
representatives in the investigation of any action, claim or liability covered by this indemnification. In the event that each party claims indemnity from the other and one party is finally held liable to indemnify the other, the Indemnitor shall additionally be liable to pay the reasonable legal costs and attorneys' fees incurred by the Indemnitee in establishing its claim for indemnity.

                        7.3 PRODUCT LIABILITY INSURANCE

                  Each party shall use all commercially reasonable efforts to maintain product liability insurance with respect to its manufacture of the Product hereunder. Such insurance shall be in such amounts and subject to such deductibles as the parties may agree based upon standards prevailing in the industry at the time such manufacturing commences.

                  8. TERM

                        8.1 INITIAL TERM

                  This Agreement shall have an initial term equal to three (3) years from the initial date set out at the outset of this Agreement, unless extended by the written consent of the parties or earlier terminated pursuant to the provisions hereof.

                        8.2 EARLY TERMINATION

                  This Agreement may be terminated in advance of the expiration of the term set forth in Section 8.1 above in accordance with the following provisions:

                        (a) This Agreement may be terminated immediately by either party in the event of bankruptcy, insolvency, receivership or compulsory liquidation of the other party.

                        (b) In the event that any of the terms or conditions of this Agreement or any of the Exhibits hereto are materially breached or materially violated by one party (the "Defaulting Party") and are not corrected within forty-five (45) days after written notice hereof has been given by the nondefaulting party, the nondefaulting party shall have the right, in addition to any other rights or remedies of action, to terminate this Agreement immediately.

                        (c) This Agreement may be terminated by Argus if RGene has not completed an equity financing with proceeds to RGene of at least $2.5 million by September 30, 1994.

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                  9. CONFIDENTIALITY

                        9.1 CONFIDENTIAL INFORMATION

                  Each of the parties hereby agrees that it will hold each other's proprietary information, trade secrets, know-how, and related confidential information, limited, however, to such information as is in written form, or if disclosed orally, to a written memorandum delivered to the nondisclosing party summarizing such orally disclosed confidential information within 30 days of such disclosure ("Confidential Information"), in confidence and will not disclose such Confidential Information to any third party without the prior written consent of the other party, except as expressly provided in this Agreement or as may be otherwise provided in any agreement which is an Exhibit to this Agreement. Confidential Information shall not include any information to the extent that the receiving party can show:

                        (a) that such information is publicly available or otherwise generally known through no fault of its own;

                        (b) that such information was in its possession prior to the date of disclosure;

                        (c) that it subsequently received such information from a third party without restriction as to its disclosure or use;

                        (d) that it is authorized to disclose such information by any subsequent written agreement between the parties hereto; or

                        (e) that it independently developed such information without the benefit of the Confidential Information from such party.

                        9.2 NON-USE

                  Neither party shall use any of the Confidential Information disclosed to it by the other party pursuant to the terms of this Agreement for any purpose other than that which it has contemplated for herein, without the consent of the other party hereto.

                        9.3 TERM

                  The confidentiality and non-use covenants contained in Sections 9.1 and 9.2 above shall continue during the term of this Agreement and for a period of five years thereafter.

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                        9.4 EMPLOYEES

                  Each party agrees that it will require each of its employees who work on any Project contemplated by this Agreement to execute a confidentiality and non-use agreement containing the above terms directly with the other party to this Agreement, if requested.

                  10. SUCCESSORS AND ASSIGNS

                  The provisions of this Agreement shall be binding upon and inure to the benefit of each of the parties hereto, their employees, officers, directors and consultants, if any, together with their successors and assigns; provided, however, that no right or obligation arising under this Agreement may be transferred or assigned by either party without the prior written consent of the other.

                  11. INDEPENDENT RELATIONSHIP

                  The parties agree that Argus will act as an independent consultant or contractor to RGene and not as an employee, agent, partner or joint venturer. Under no circumstances shall Argus, its agents, employees and consultants, if any, be deemed to be agents or representatives of RGene, nor will any of them have the right to enter into any contracts or commitments in the name of RGene or otherwise bind or commit RGene.

                  12. PERSONS BOUND

                  Argus agrees to require its employees, consultants, collaborators and agents, if any, that will be providing services under the terms of this Agreement to acknowledge and agree to abide by all the terms of Argus' obligations hereunder.

                  13. WARRANTY DISCLAIMERS

                  Argus makes no warranty or representation, either express or implied, as to its findings, recommendations, specifications, or professional advice for the services to be rendered hereunder except as follows:

                  (a) This Agreement does not conflict with any other agreement to which Argus is bound;

                  (b) No other agreement exists which prevents Argus from entering into this Agreement or performing the services to be provided hereunder; and

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
                  (c) Argus agrees that it will not during the term of this Agreement enter into any contract or agreement with any other party which would abrogate any of its duties or rights hereunder, or compete with the development efforts of RGene herein, without the prior written consent of RGene.

                  14. ARBITRATION

                  The parties agree that any dispute arising out of this Agreement or its interpretation shall be submitted to binding arbitration to the authority of an arbitrator selected by the parties and sanctioned by the American Arbitration Association. If the parties cannot agree on an arbitrator, they shall each select an arbitrator and the two arbitrators will select a third arbitrator, with the decision of a majority of the arbitrators being binding. The parties agree that the decision of the arbitrator shall be final and binding and shall not be appealed. In the event of any litigation or arbitration between the parties arising out of this Agreement, the prevailing party shall be reimbursed for any and all reasonable attorneys' fees and court costs by the losing party.

                  15. MISCELLANEOUS

                        15.1 GOVERNING LAW

                  This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, unless otherwise specially agreed upon.

                        15.2 SEVERABILITY

                  If any part of this Agreement or any part of the Exhibits hereto is deemed to be unlawful or invalid then that part shall be severed from this Agreement or Exhibits, but the remaining parts and the Agreement or Exhibit as a whole shall remain in effect and be binding upon both parties.

                        15.3 FORCE MAJEURE

                  Neither party hereto shall be liable to the other party for the default of any obligation hereunder due to any cause which is beyond such party's reasonable control, including, but not limited to, acts of God, compliance with laws and orders, riot, fires, explosions, shipwrecks, epidemics, and the like.

                        15.4 WAIVER AND AMENDMENTS

                  A breach of the terms or conditions of this Agreement may only be waived in writing. No waiver of any breach of the terms and conditions of this Agreement to be


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
performed by the other party shall be construed as a waiver of any subsequent breach, whether of the same, or any other, terms and conditions hereof. No amendment to this Agreement shall be effective for any purpose unless in writing and signed by an authorized officer of each party.

                        15.5 ENTIRE AGREEMENT

                  This Agreement and the Exhibits hereto constitute the entire agreement and understanding between the parties and supersede and cancel all previous negotiations, representations, undertakings, understandings and agreements which have previously been made between the parties with respect to the subject matter of this Agreement and the Exhibits.

                        15.6 NOTICES

                  All notices required or contemplated by this Agreement from any party shall be in writing and shall be delivered either (a) by personal delivery, (b) by regular mail, postage prepaid, (c) by electronic transmission, confirmed by mail, postage prepaid, or (d) by overnight delivery service which takes receipt of delivery. All notices delivered by mail or electronic transmission shall be addressed to the party at its address set forth in this Agreement, which address may be changed from time to time by notice delivered in accordance with this Section 15.6. The effective date of any notice delivered in accordance with this Section 15.6 shall be (a) the date of personal delivery,
(b) the third day after the date of mailing, or (c) the second business day after electronic transmission.

                        15.7 COUNTERPARTS

                  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which, taken together, shall constitute one instrument.

                        15.8 EXPENSES

                  Each party agrees that it shall be liable for its own legal fees and other expenses incurred by it in the negotiation of this Agreement, and shall not be entitled to reimbursement by the other for such expenses either directly or through the provisions of this Agreement.

                        15.9 RELATIONSHIP OF THE PARTIES

                  The parties agree that each is acting as an independent contractor with respect to the other and nothing contained in this Agreement is intended, or is to be construed, to constitute RGene and Argus as partners or joint venturers or Argus as an agent of RGene. Neither party hereto shall have any express or implied right or authority to assume or create any obligations on behalf of or in the name of the other party or to bind the other party to any contract, agreement or undertaking.

                                    ARGUS PHARMACEUTICALS, INC.

                                    By: /s/ D.M. LEECH
                                        ------------------------------------
                                    Name:  D.M. LEECH
                                          ----------------------------------
                                    Title:  President/CEO
                                           ---------------------------------
                                           3400 Research Forest Drive
                                           The Woodlands, Texas  77381

                                    RGENE THERAPEUTICS, INC.

                                    By:  /s/ MARTIN P. SUTTER
                                         -----------------------------------
                                    Name:  MARTIN P. SUTTER
                                          ----------------------------------
                                    Title:  Chairman
                                           ---------------------------------
                                           2170 Buckthorne Place, Suite 170
                                           The Woodlands, Texas  77380

                                    EXHIBIT A

                                   "PRODUCTS"

                  (a) An in vivo gene therapy product (EIA) treating ovarian and/or breast cancer relating to the technology covered by the UTRC License Agreement and the technology covered by the Patent and Technology License Agreement between MDACC and RGene effective March 1, 1994; and

                  (b) An anti-sense product treating chronic myelogenous leukemia (CML) relating to the technology covered by the Assignment Agreement.

                                                                       Exhibit B

                            ASSIGNMENT AND ASSUMPTION

                  THIS ASSIGNMENT AND ASSUMPTION AGREEMENT ("Agreement") is entered into this 6th day of April, 1994, by and between Argus Pharmaceuticals, Inc., a Delaware corporation ("Argus"), and RGene Therapeutics, Inc., a Delaware corporation ("RGene").

                  WHEREAS, Argus is the exclusive licensee of certain Technology under that certain Exclusive License Agreement, dated July 1, 1988 by and among Argus, the University of Texas Board of Regents and the University of Texas M.D. Anderson Cancer Center, as amended ("Exclusive License Agreement");

                  WHEREAS, in exchange for the issuance of shares in RGene under that certain Stockholder Agreement dated April 6, 1994 by and between Argus and RGene, Argus wishes to assign to RGene its rights and obligations with respect to the Technology licensed the Exclusive License Agreement; and

                  WHEREAS, RGene is desirous of obtaining the entire right and interest of Argus in and to the Exclusive License Agreement as it relates to the Technology and assume the obligations of Argus therefor, all pursuant to the terms and conditions set forth below.

                  NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

I.                ASSIGNMENT

                  1.1 Argus hereby assigns to RGene, its successors and assigns, all of the right, title and interest of Argus in and to the Exclusive License Agreement to the extent and only to the extent that the Exclusive License Agreement relates to the Invention identified in Amendment No. 3 to the Exclusive License Agreement.

                  1.2 By its acceptance of this Assignment, RGene hereby accepts all of the benefits and assumes all of the obligations of Argus under the Exclusive License Agreement to the extent the Exclusive License Agreement relates to the Invention identified in Amendment No. 3 thereto, including but not limited to all costs and fees relating to the filing and prosecuting of patent applications on the Invention and the payment of royalties and other payments required by the Exclusive License Agreement to the extent the Exclusive License Agreement relates to the Invention identified in Amendment No. 3 thereto.

                  1.3 Argus agrees to execute such further instruments as RGene reasonably requests to secure or perfect in RGene the full benefit of the Assignment set forth herein.

II.               NEGATION OF WARRANTIES

                  2.1 Argus makes no representation or warranty (a) that any patent application on the Technology will ultimately issue as a patent, (b) that any patent application which issues into a patent is valid and enforceable, (c) that the use of the Technology in the manufacture, use or sale of any product will be free from infringement of patents of third parties, or (d) as to the safety, reliability, or efficacy of the Technology which may ultimately be incorporated in any product.

                  2.2 Argus makes no representations, extends no warranties of any kind, either express or implied, and assumes no responsibilities whatever with respect to the manufacture, use, or sale, or other disposition of any products incorporating the Technology.

III.              MISCELLANEOUS

                  3.1 The execution of this Agreement by the University of Texas Board of Regents and the University of Texas M.D. Anderson Cancer Center, as the licensor of the Technology, is for the purpose of indicating their approval of the provisions of this Agreement.

                  3.2 It is understood that this Assignment contains the entire agreement between the parties relating to the subject matter of this Agreement.

                  3.3 This Assignment is deemed to have been made in the State of Texas and shall be interpreted and construed in accordance with the laws of the State of Texas.

                  IN WITNESS WHEREOF, signifying their acceptance of and agreement to be bound by the terms and conditions of this Agreement, the signatures of the parties are affixed hereto.

RGENE THERAPEUTICS, INC.                         ARGUS PHARMACEUTICALS, INC.

By:     /s/ MARTIN P. SUTTER            By:      /s/ DAVID M. LEECH
   ----------------------------            --------------------------------
Name:   Martin P. Sutter                Name:    David M. Leech
     --------------------------              ------------------------------
Title:  Chairman                        Title:   President and CEO
      -------------------------              ------------------------------
Date:   4-5-94                          Date:
     --------------------------              ------------------------------

THE UNIVERSITY OF TEXAS                    BOARD OF REGENTS OF THE
M.D. ANDERSON CANCER CENTER                UNIVERSITY OF TEXAS SYSTEM



By:      /s/ DAVID J. BACHRACH             By:     /s/ THOMAS G. RICKS
    ----------------------------------         ------------------------------
Name:    David J. Bachrach                 Name:   Thomas G. Ricks
Title:   Executive Vice President for      Title:  Vice Chancellor for Asset
         Administration and Finance                Management
Date:    3-25-94                           Date:
      --------------------------------           ----------------------------

APPROVED AS TO CONTENT                     APPROVED AS TO FORM

By:      /s/ WILLIAM J. DOTY               By:     /s/ DUDLEY R. DOBIE, JR.
   ----------------------------------         ---------------------------------
Name:    William J. Doty                   Name:   Dudley R. Dobie, Jr.
Title:   Director, Technology              Title:  Manager, Intellectual
            Development                            Property
Date:    3/22/94                           Date:
     --------------------------------            ------------------------------

                                                                       EXHIBIT C

                              SUBLICENSE AGREEMENT

                  This Sublicense Agreement ("Sublicense"), effective the 6th day of April, 1994, ("Effective Date") is entered into by and between Argus Pharmaceuticals, Inc., a Delaware corporation ("Argus"), and RGene Therapeutics, Inc., a Delaware corporation ("RGene").

                                   WITNESSETH:

                  WHEREAS, the University of Tennessee Research Corporation ("UTRC") and McMaster University ("McMaster") executed and entered into an agreement effective May 25, 1992 whereby UTRC received the exclusive right to commercialize certain Technology including the right to grant licenses to third parties;

                  WHEREAS, Argus is the licensee of that certain Technology pursuant to an Agreement dated November 1, 1993 by and between UTRC and Argus (the "UTRC License Agreement");

                  WHEREAS, in exchange for the issuance of shares in RGene under that certain Stockholder Agreement dated April 6, 1994 by and between Argus and RGene ("Stockholder Agreement"), Argus is willing to grant RGene an exclusive sublicense to the Technology licensed under the UTRC License Agreement; and

                  WHEREAS, RGene is desirous of obtaining an exclusive sublicense of the Technology pursuant to the terms and conditions set forth below.

                  NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

I.                DEFINITIONS

                  1.1 "Technology" shall mean the technology defined as Technology in the UTRC License Agreement.

                  1.2 "Licensed Patent Rights" shall mean the U.S. and foreign patents and applications defined as Licensed Patent Rights in the UTRC License Agreement.

                  1.3 "Licensed Product" shall mean the products or compositions defined as a Licensed Product in the UTRC License Agreement.

                  1.4 "Licensed Fields" shall mean the applications of the Technology and the Licensed Patent Rights defined as Licensed Fields in the UTRC License Agreement.

                  1.5 "Excluded Fields" shall mean those applications and fields excluded or reserved from the license defined as Excluded Fields in the UTRC License Agreement.

                  1.6 "Argus Licensed Rights" shall mean and only include those rights licensed to Argus under the UTRC License Agreement and shall specifically exclude (for purposes of this Sublicense only and without affecting any other agreement between Argus and RGene) any other proprietary rights owned or licensed by Argus.

II.               SUBLICENSE

                  2.1 Subject to all the terms and conditions of this Sublicense and the UTRC License Agreement, Argus hereby grants to RGene a worldwide, exclusive sublicense under all the Argus Licensed Rights to fully exploit and commercialize the Technology in the Licensed Fields granted to Argus under the UTRC License Agreement subject to the Excluded Fields and any other reservations or limitations set forth in the UTRC License Agreement.

                  2.2 RGene agrees that it will not utilize the Technology or practice under the Licensed Patent Rights for any purpose other than that encompassed by the Sublicense granted herein.

                  2.3 As the exclusive sublicensee of Argus, RGene hereby accepts all the benefits and assumes all of the obligations of Argus under the UTRC License Agreement and agrees to be bound by all terms and conditions of the UTRC License Agreement on behalf of Argus and as sublicensee under the UTRC License Agreement in each case subject to the terms and conditions set forth herein.

                  2.4 Argus agrees not to utilize the Technology or practice under the Licensed Patent Rights for any purpose other than with the prior written agreement of RGene.

                  2.5 RGene agrees that it will comply with the terms of Section
2.6 of the UTRC License Agreement.

                  2.6 RGene shall use its best efforts to bring one or more Licensed Products to market in each of the Licensed Fields.

                  2.7 Argus and RGene agree, and UTRC acknowledges, that RGene is an Associate Sublicensee under the UTRC License Agreement

III.              PAYMENTS

                  3.1 The rights and licenses granted by RGene pursuant to
Article II shall be non royalty bearing to Argus and no payments shall be required by RGene to Argus other than those as a sublicensee under the UTRC License Agreement.

                  3.2 RGene agrees to pay the UTRC Running Royalties pursuant to
Article 4.1 B. and C. set forth in the UTRC License Agreement. Further, RGene agrees to pay all UTRC Milestone Payments when due pursuant to Article 4.1 E. of the UTRC License Agreement.

                  3.3 RGene agrees to make payment of all UTRC Running Royalties and Milestone Payments directly to UTRC in accordance with Articles 4.2, 4.3, 4.4, 4.5 and 4.7 of the UTRC License Agreement.

                  3.4 Should RGene fail to make any payment or submit any report as required under this Sublicense or under the UTRC License Agreement, Argus shall have the option to terminate this Sublicense in accordance with the provisions of Article 7.3 herein.

                  3.5 RGene agrees to maintain all reports, records, and allow inspection as provided in Article 5 of the UTRC License Agreement and to submit the written reports of Article 5.2 of the UTRC License Agreement directly to UTRC.

IV.               PATENTS

                  4.1 Argus will provide RGene with any correspondence or election notices received from UTRC pursuant to Section 6.1 of the UTRC License Agreement immediately upon Argus' receipt thereof. RGene shall be entitled to exercise all rights of Argus under Section 6.1 of the UTRC License Agreement.

                  4.2 RGene agrees to assume the rights and obligations of Argus with respect to the patent related expenses set forth in Articles 6.2 and 6.3 of the UTRC License Agreement.

                  4.3 RGene agrees to mark all products covered by the Licensed Patent Rights with patent numbers in accordance with Article 6.5 of the UTRC License Agreement.

                  4.4 RGene shall be entitled at its own expense to participate in any lawsuit in which UTRC or Argus is a party that relates to the alleged infringement of the rights to any issued patent included within the Licensed Patent Rights, United States or foreign, by an unlicensed third party. Argus shall not grant its consent, pursuant to

Section 7.1 of the UTRC Agreement, to the grant by UTRC of any license under the Licensed Patent Rights in the First Licensed Field without the prior written consent of RGene, which shall not unreasonably be withheld.

V.                DEFENSE OF LEGAL ACTIONS; INSURANCE

                  5.1 In the event that UTRC, the University of Tennessee or Argus, or any of their respective directors, officers, or employees, or any individual named as an inventor of the Licensed Patent Rights (hereinafter "Indemnified Party") is charged with infringement of a patent by a third party or is made a party in any lawsuit (including but not limited to products liability actions) as a result of the manufacture, use, or sale of any Licensed Product under this Sublicense or as a result of any obligation or activity of RGene under this Sublicense or the UTRC License Agreement, RGene shall:

                       (a) defend or settle, at RGene's expense, any claim of infringement or lawsuit;

                       (b) assume all costs, expenses, damages, and other obligations for payments incurred as a consequence of such charges of infringement or lawsuit; and

                       (c) indemnify and hold such Indemnified Party harmless for any and all damages, losses, liability, and costs resulting from such charge of infringement or lawsuit.

                  5.2 At RGene's request, Argus and UTRC shall give RGene assistance in the defense any such infringement charge or lawsuit.

                  5.3 Any Indemnified Party shall have the right to participate in any defense, compromise or settlement to the extent that, in its judgment, it may be prejudiced thereby.

                  5.4 RGene shall not settle any suit naming an Indemnified Party without the prior written consent of each such Indemnified Party.

                  5.5 RGene shall not settle any claim or suit in any manner that shall adversely affect any Licensed Patent Rights, require any payment by any Indemnified Party, or reduce the royalty due to UTRC hereunder without the prior written consent of UTRC. The foregoing shall apply even with regard to a claim or suit in which UTRC is not a party.

                  5.6 RGene and Argus each agree to carry such liability insurance as shall be mutually agreed for companies of their size and activities operating in the pharmaceutical industry. At all times during the term of this Sublicense, UTRC and Argus shall be listed as an additional named insured on such liability insurance policy(ies) of RGene, and RGene shall be listed as an additional insured on such liability insurance policies of Argus. RGene and Argus each agree to provide written evidence of such insurance upon request by the other.

VI.               NEGATION OF WARRANTIES

                  6.1 NOTHING IN THIS AGREEMENT SHALL BE CONSTRUED AS:

                       (a) a warranty or representation by UTRC or Argus that any patent application included within the Licensed Patent Rights will ultimately issue as a patent;

                       (b) a warranty or representation as to the validity or scope of any patent application or issued patent that may be included in the Licensed Patent Rights;

                       (c) a warranty or representation that the use of the Technology or the practice of the invention(s) covered by the Licensed Patent Rights or the manufacture, use, or sale of the Licensed Products are or will be free from infringement of patents of third parties;

                       (d) a requirement that UTRC or Argus shall be responsible for the expenses of filing or prosecuting any patent application or maintaining any patent in force;

                       (e) an obligation on the part of UTRC or Argus to bring or prosecute actions or suits against third parties for infringement of the Licensed Patent Rights or for unauthorized use of the Technology;

                       (f) an obligation on the part of UTRC or Argus to defend any action or suit brought by any third party;

                       (g) a warranty or representation by UTRC or Argus as to the safety, reliability, or efficacy of the Technology, the invention(s) covered by the Licensed Patent Rights, or any product which incorporates or in its production employs such Technology or invention(s);

                       (h) a warranty or representation by UTRC or Argus that any Technology is secret or confidential; or

                       (i) a requirement that UTRC take any action to prevent the disclosure of the Technology by the University of Tennessee, or its employees, or any other third party.

                  6.2 UTRC and Argus make no representations, extend no warranties of any kind, either express or implied, and UTRC assumes no responsibilities whatever with respect to the manufacture, use, or sale, or other disposition of the Licensed Products, or any other activities hereunder by RGene, its customers, or any third parties.

VII.              TERM AND TERMINATION

                  7.1 This Agreement shall commence and become effective as of the Effective Date.

                  7.2 Unless earlier determined in accordance with the provisions set out herein, this Sublicense shall continue in full force and effect until the expiration or termination of the UTRC License Agreement. Argus agrees that it will not take any action to terminate the UTRC License Agreement (except pursuant to Section 10.2 thereof) without the prior written consent of RGene.

                  7.3 RGene shall be entitled to all rights of Argus under Sections 10.3 and 10.5 under the UTRC License Agreement.

                  7.4 Should RGene fail to pay UTRC royalties or Milestone Payments or any other payments due and payable hereunder, Argus shall have right to terminate this Sublicense on thirty (30) days' written notice to RGene, unless RGene shall within said thirty (30) day period pay UTRC all such amounts due and payable, this Sublicense shall terminate at midnight on the 30th day, all without prejudice to any rights or remedies otherwise available to Argus.

                  7.5 In the event that either party to this Sublicense defaults in the due performance of its obligations or covenants hereunder or in the event that any representation by either party proves to be false or incorrect in any material respect, the other party may give notice of same the defaulting party demanding that such default be cured within sixty (60) days. If the fault is not cured within the sixty (60) day grace period, this Sublicense shall terminate at midnight on the last day of such period, all without prejudice to any rights or remedies otherwise available to the terminating party.

                  7.6 Upon any termination of this Sublicense by either party, except pursuant to the provisions of Section 7.2 above;

                      (a) All rights granted to RGene hereunder shall terminate automatically and shall revert to Argus; and

                      (b) RGene shall not thereafter utilize the Technology for any purpose or manufacture, use, or sell Licensed Products under the Licensed Patent Rights.

                  7.7 Within thirty (30) days after the termination of this Sublicense for any reason, RGene shall duly account for and pay to UTRC all royalties and other payments accrued as of the date of termination.

                  7.8 In the event of adjudication of bankruptcy, appointment of a receiver by a court of competent jurisdiction, assignment for the benefit of creditors, or where levy or execution directly involves all the substantial assets of RGene or if RGene goes out of business, this Sublicense shall automatically terminate effective the date of such action; provided, however, that such termination shall not impair or prejudice any right or remedy that Argus may otherwise have.

                  7.9 Termination of this Sublicense for any cause shall not be construed to release RGene from any royalty or confidentiality obligation or any obligation under Article V (all of which shall survive the termination of this Sublicense) or from any other obligation matured prior to the effective date of such termination.

VIII.             CONFIDENTIALITY

                  8.1 RGene agrees that reasonable and prudent practices shall be followed to maintain the confidential nature of the Technology that is not public knowledge, including where necessary, obtaining written confidentiality agreements from employees not already bound by such agreements and all employees of same who have access to such Technology. Argus and RGene each agree that all information relating to this Sublicense and the Technology and improvements sublicensed hereunder contained in documents made "Confidential" which are forwarded to one by the other (or between UTRC and either party) shall be received in strict confidence, shall be used only for the purpose of this Sublicense, and shall not be disclosed by the receiving party (except as required by law), its agents or employees without the prior written consent of the forwarding party, unless such information (i) was in the public domain at the time of disclosure, (ii) later becomes part of the public domain through no act or omission of the receiving party, its employees, agents, successors or assigns, (iii) was lawfully disclosed to the receiving party by a third party having a right to disclose it, (iv) was already known to the receiving party at the time of disclosure, (v) was independently conceived, discovered or reduced to practice, (vi) is required to be submitted to a government agency pursuant to any obligation imposed or right granted hereunder, (vii) is required by law or court order to be disclosed, or (viii) is disclosed by the University of Tennessee, UTRC, or McMaster in the exercise of rights under Article 15.1 of the UTRC License Agreement. The foregoing obligation of confidentiality shall survive the termination of this Sublicense for any reason for a period of ten (10) years thereafter. In addition, RGene shall be entitled to the benefit of all rights of Argus pursuant to Section 11.1 of the UTRC License Agreement.

IX.               MISCELLANEOUS

                  9.1 It is understood that this Sublicense contains the entire agreement between the parties relating to the subject matter of this Sublicense. Neither party shall be bound by any agreement, covenants or warranties unless it shall be reduced to writing and signed by an officer of such party. The failure of either of the parties at any time or times to require the performance by the other of any provisions hereof shall in no matter affect the right of the first mentioned party thereafter to enforce the same. The waiver by either of the parties of any breach of any provision hereof shall never be construed to be a waiver of any succeeding breach of such provision or a waiver of the provision itself.

                  9.2 This Sublicensee shall be binding upon and shall enure to the benefit of Argus and its assigns and successors in interest and shall be binding upon and shall enure to the benefit of RGene and its assigns and successors in interest provided that such successor shall agree in writing to be bound in all respect thereby. This Sublicense shall not be assignable or assigned by RGene without the prior written approval of UTRC, as required by the UTRC License Agreement, which approval shall not be unreasonably withheld.

                  9.3 All payments, notices and other communications to the parties shall be deemed to be given and received two (2) days after the date of mailing when sent by certified or registered United States mail, return receipt requested, and addressed as set out below. Otherwise, a payment, notice, or other communication shall be deemed to be given and received on the date of actual receipt by the addressee.

                      (a) If to RGene:

                          RGENE THERAPEUTICS, INC.
                          2170 Buckthorne Place, Suite 170
                          The Woodlands, Texas 77381

                      (b) If to Argus:

                          ARGUS PHARMACEUTICALS, INC.
                          3400 Research Forest Drive
                          The Woodlands, Texas 77381

                      (c) If to UTRC:

                           UNIVERSITY OF TENNESSEE
                           RESEARCH CORPORATION
                           415 Communications Building
                           Knoxville, Tennessee 37996-0344

                  9.4 Either party may change its address by written notice duly given to the other party. A post office receipt showing the date of deposit shall be prima facie evidence of mailing when sent by certified or registered United States mail.

                  9.5 RGene will comply with the terms of Section 15.1 of the UTRC License Agreement.

                  9.6 Each party shall be deemed to be an independent contractor and this Sublicense shall not constitute a partnership or a joint venture, and neither party shall be bound by the other to any contract, arrangement or understanding except as specifically stated herein.

                  9.7 Prior written approval must be obtained for the use of UTRC's, McMaster's, or the University of Tennessee's name, logo or associated symbols in any form of advertising.

                  9.8 RGene shall be solely responsible for the payment and discharge of any taxes or duties relating to any transactions of RGene, its employees, contractors, or agents in connection with the manufacture, use, or sale in any country of Licensed Products.

                  9.9 RGene shall, at its own expense, be responsible for applying for and obtaining any approvals, authorizations, or validations required under the laws of the United States or a foreign country that may be necessary for the manufacture, use, or sale of License Products or relative to the performance of any obligation under this Sublicense.

                  9.10 The failure of either party to enforce at any time any of the provisions of this Sublicense, or any rights in respect thereto, or to exercise any election herein provided, shall in no way be considered to be a waiver of such provisions, rights or elections, or in any way to affect the validity of this Sublicense. Exercise by either party of any of these rights herein or any of its elections under the terms or covenants herein shall not preclude either party from exercising the same or any other rights in this Sublicense irrespective of any previous action or proceeding taken by either party hereunder.

                  9.11 If any provision of this Sublicense is judicially or in an arbitration proceeding determined to be void or unenforceable, such provision shall be deemed to be severable from the other provisions of this Sublicense which shall remain in full force and effect. Either party may request that a provision otherwise void or unenforceable be reformed so as to be valid and enforceable to the maximum extent permitted by law.

                  9.12 No liability hereunder shall result to a party by reason of delay in performance caused by force majeure, that is, circumstances beyond reasonable control of the party, including, without limitation, acts of God, fire, flood, war, civil unrest, labor unrest, or shortage or inability to obtain material or equipment.

                  9.13 The signature on the part of UTRC appears below as the licensor of the Licensed Patent Rights and the Technology for the purpose of indicating its approval of the provisions of Sublicense and indicating its agreement not to take any action in derogation of the rights herein granted to RGene. It is understood and agreed by RGene that Argus shall have no responsibility or liability for any act or omission to act on the part of UTRC or McMaster and UTRC and McMaster shall have no responsibility or liability for any act or omission to act on part of Argus.

                  9.14 This Agreement shall have no force and effect unless and until duly executed by both parties.

                  9.15 This Sublicense is deemed to have been made in the State of Texas and shall be interpreted and construed and any legal relations created hereunder shall be determined in accordance with the laws of the State of Texas.

                  IN WITNESS WHEREOF, signifying their acceptance of and agreement to be bound by terms and conditions of this Agreement, the signature of the parties are affixed hereto.

RGENE THERAPEUTICS, INC.                       ARGUS PHARMACEUTICALS, INC.

By:  /s/ MARTIN P. SUTTER                      By:  /s/ DAVID M. LEECH
   --------------------------                     -----------------------------

Name:   Martin P. Sutter                Name:     David M. Leech
     ----------------------------
Title:  Chairman                        Title:    President & CEO
      ---------------------------
Date:   April 6, 1994                   Date:     April 6, 1994
     ----------------------------             -------------------------------

APPROVED BY THE UNIVERSITY OF
TENNESSEE RESEARCH
CORPORATION

By:  /s/ ANN J. ROBERSON
    ----------------------------------
Name:    Ann J. Roberson
      --------------------------------
Title:   President
      --------------------------------
Date:    April 7, 1994
      --------------------------------

                                                                     EXHIBIT 3.1

AR-GENE BUDGET

      GROUP               BUDGET ITEM    1ST 6 MONTH    2ND 6 MONTH    3RD 6 MONTH    4TH 6 MONTH
      -----               -----------    -----------    -----------    -----------    -----------    -----------

     ARGUS                [*]

     L. HUANG             [*]

     G. LOPEZ             [*]

     M. HUNG              [*]

     PASS THRU            [*]

- --------------------

[*] Confidential Treatment Requested.

                                                                     EXHIBIT 3.2

                            RGENE THERAPEUTICS, INC.

                              STOCKHOLDER AGREEMENT

                  This Stockholder Agreement (this "Agreement") dated April 6, 1994 is entered into by and between RGene Therapeutics, Inc., a Delaware corporation (the "Company"), and Argus Pharmaceuticals, Inc., a Delaware corporation ("Stockholder").

                                   WITNESSETH:

                  WHEREAS, the Company desires to issue certain shares of common stock, $.001 par value, of the Company (the "Common Stock") to the Stockholder; and

                  WHEREAS, the Stockholder desires to acquire certain shares of Common Stock from the Company; and

                  WHEREAS, the Stockholder and the Company desire that the Stockholder grant to the Company, and under certain circumstances to holders of the Company's Preferred Stock or other securities issued by the Company to investors (the "Investors"), options to repurchase certain shares of Common Stock purchased by the Stockholder on the terms and conditions set forth;

                  NOW, THEREFORE, for and in consideration of the mutual promises, covenants and obligations contained herein, the parties agree as follows:

                  1.   ISSUANCE OF SHARES

                       1.1 PURCHASE AND SALE OF SHARES

                  Subject to the terms and conditions of this Agreement and in consideration of the execution of (i) that certain Assignment Agreement between the Company and the Stockholder dated the date hereof relating to certain patent applications and technology currently licensed to Stockholder by The University of Texas M.D. Anderson Cancer Center and The University of Texas System Board of Regents pursuant to an Exclusive License Agreement dated July 1, 1988, and (ii) that certain Sublicense Agreement between the Company and the Stockholder dated the date hereof relating to certain patent applications and technology rights currently licensed to Stockholder by the University of Tennessee Research Corporation pursuant to an Agreement dated November 1, 1993, the Company agrees to issue to the Stockholder 642,307 shares of Common Stock (the "Shares") at the Closing (as defined below).

                     1.2 CLOSING

                  The closing for the issuance of the Shares to the Stockholder shall occur on or before April 6, 1994, or at such other date and time as the parties may agree (the "Closing"). At the Closing, or within a reasonable time thereafter, the Company shall deliver to Stockholder a certificate or certificates representing the number of Shares as set forth in Section 1.1 hereof, in the name of the Stockholder.

                  2. REPRESENTATIONS AND WARRANTIES

                  To induce the Company to deliver the Shares to the Stockholder, the Stockholder represents and warrants to the Company:

                     (a) The Stockholder is acquiring the Shares for its own account as principal, for investment purposes only, and not with a view to, or for, resale or distribution, and no other person or entity has a direct or indirect beneficial interest in the Shares;

                     (b) The Stockholder has not offered any of the Shares for resale and has no present intention of dividing its interest with others or of reserving or otherwise disposing of any of the Shares;

                     (c) Any information the Stockholder has furnished to the Company with respect to the Stockholder's status as a sophisticated or accredited investor, its business experience or financial position is correct;

                     (d) The financial capacity of the Stockholder is such that the investment in the Shares is not material to its total financial capacity; the Stockholder has the financial ability to bear the economic risk of its investment, has adequate means for providing for its current needs and personal contingencies and has no need for liquidity with respect to its investment in the Shares;

                     (e) The Stockholder considers itself to be a sophisticated investor and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment in the Shares;

                     (f) The Stockholder has been furnished with all information concerning the Shares and the Company that it desires;

                     (g) The Stockholder has been given the opportunity to ask questions of, and receive answers from, the Company with respect to the Shares, concerning the terms and conditions of the offering and other matters pertaining to this investment, and has been given the opportunity to obtain such additional information necessary to verify the accuracy of the information provided to him by the Company in order for him to evaluate the merits and risks of investment in the Shares to the extent that the Company possessed such information or could acquire it without unreasonable effort or expense; and

                     (h) The Stockholder is not relying on the Company with respect to any economic considerations of the Stockholder related to this investment. In regard to the economic considerations related to this investment, the Stockholder has relied on the advice of, or has consulted with, only its own advisors.

                  The Stockholder further represents, warrants and agrees that it will not sell or otherwise transfer the Shares without registration under the Securities Act of 1933, as amended (the "Act"), or an exemption therefrom, and fully understands and agrees that it must bear the economic risk of its purchase for an indefinite period of time because, among other reasons, the Shares have not been registered under the Act or under the securities laws of any state and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless they are subsequently registered under the Act and under the applicable securities laws of such states or an exemption from such registration is available. It also understands that the Company is under no obligation to register the Shares on its behalf or to assist him in complying with any exemption from registration under the Act. It further understands that any certificate evidencing the Shares will bear a legend restricting the transfer thereof consistent with the foregoing and that a notation may be made in the records of the Company restricting the transfer of any Shares in a manner consistent with the foregoing.

                  3.  STOCKHOLDER AWARENESS

                  The Stockholder acknowledges that it is aware that:

                     (a) No federal or state agency has passed upon the Shares or made any finding or determination as to the fairness of this investment;

                     (b) There are substantial risks of loss of investment incident to an investment in the Shares and such an investment is highly speculative;

                     (c) The Company is only recently organized, has not conducted any substantial business to date and does not have any substantial working capital or financial resources. The business in which the Company proposes to engage is highly competitive and success in the Company's business may depend on, among other things, the Company's ability to obtain financing, to complete product development, to attract qualified employees and to obtain patent protection and governmental approvals, market acceptance of products and numerous other factors over which the Company does not have control.

                  4. RESTRICTIONS ON TRANSFER; RIGHT OF FIRST REFUSAL

                     4.1 COMPANY'S PURCHASE OPTION

                  Stockholder shall not sell, transfer, pledge, hypothecate or otherwise dispose of any Shares which are purchased hereunder without first complying with the terms of this Section 4.

                     4.2 RIGHT OF FIRST REFUSAL

                  Before any of the Shares registered in the name of Stockholder may be sold or transferred (including transfer by operation of law), except as permitted in Section 5, such Shares shall first be offered to the Company and to the Investors, in accordance with the terms set out herein.

                      (i) Stockholder shall deliver a notice ("Notice") to the
                  Company and to the Investors stating (A) its bona fide intention to sell or transfer such Shares, (B) the number of such Shares to be sold or transferred, (C) the price for which it proposes to sell or transfer such Shares, and (D) the name of the proposed purchaser or transferee.

                      (ii) Within thirty (30) days after receipt of the Notice,
                  the Company and/or the Investors may elect to purchase all but not less than all of the Shares to which the Notice refers, at the price per share specified in the Notice. The closing for such purchase by the Company and/or the Investors shall occur, unless otherwise agreed by the Company, the Investors electing to purchase Shares, and the Stockholder, no later than 30 days after the election by the Company and/or the Investors to purchase same. In the event that the number of Shares which the Company and the Investors desire to purchase exceeds the number of Shares proposed for sale by Stockholder in the Notice, then in such instance the Company shall have full preference to acquire such Shares to the exclusion of the Investors, and, to the extent that there are Shares still available for purchase by the Investors, the Investors desiring to purchase Shares shall be entitled to purchase the remaining amount thereof on a pro rata basis based upon the number of shares of Common Stock and Preferred Stock, or securities convertible into shares of Common Stock and Preferred Stock, then held by each of them so electing to purchase bears to the total number of shares of Common Stock and Preferred Stock, or securities convertible into shares of Common Stock and Preferred Stock, held by all Investors desiring to acquire Shares, on a fully diluted as if converted to Common Stock basis.

                      (iii) If the Shares to which the Notice refers are not
                  purchased by the Company and the Investors, as provided in
                  Section 4.2(ii) hereof, Stockholder may sell such Shares which the Company and the Investors elected not to purchase to any person or persons named in the Notice at the price specified in the Notice or at a higher price, provided that such sale or transfer is consummated within 120 days of the date of said Notice to the Company and the Investors, and provided, further, that any such sale is in accordance with all the terms and conditions hereof.

                      (iv) Upon the closing of a firm commitment public offering pursuant to an effective registration statement filed by the Company under the Securities Act of 1933, as amended (the "Act"), covering the offering and sale of shares of Common Stock for the account of the Company in which the aggregate gross proceeds received by the Company equal or exceed $7,500,000 and in which the public offering price per share equals or exceeds $5.00 per share, the thirty (30) day period specified in Section 4.2(ii) above shall be reduced to a ten
                  (10) day period; and the requirement to identify the name of the proposed purchaser and the proposed price shall be inapplicable if the Stockholder proposed to sell the Shares in an over-the-counter sale or on a national or regional exchange transaction. In such instance, any such sale to the Company and/or the Investors shall be at the average closing price of the Company's Common Stock on the date of notice of election to purchase such shares by the Company and/or the Investors. The average closing price is defined as the last closing price regular way on the exchange where the Common Stock is listed for trading or the average of the bid and ask prices if applicable.

                      4.3 STANDOFF AGREEMENT

                  Stockholder agrees, in connection with each of the Company's public offerings of its equity securities, and upon request of the Company or the underwriters managing such offering, not to sell, make any short sale of, loan, grant any option for the purchase of or otherwise dispose of any of the Shares (other than those included in the registration, if any) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time from the effective date of such registration as may be requested by the Company or such underwriters; provided, that the officers and directors of the Company who own stock of the Company also agree to such restrictions.

                      4.4 OTHER RESTRICTIONS ON TRANSFER

                  The Company shall not be required (i) to transfer on its books any of the Shares which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (ii) to treat as owner of such Shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such Shares shall have been so transferred.

                  5. EXEMPT TRANSACTIONS

                  The prohibition in Section 4 against the sale of the Shares shall not apply to the exchange of Shares pursuant to a plan or merger, consolidation, recapitalization, reorganization, or sale of the Stockholder in which the Stockholder is the surviving entity, but any stock or securities received in exchange therefor shall also become subject to this Agreement.

                  6. ASSIGNMENT

                  The Company may assign this Agreement or any of its rights and obligations hereunder. The Stockholder may not assign this Agreement or any of its rights and obligations hereunder. All covenants and agreements of, and benefits for, the Investors contained in this Agreement shall inure to the benefit of their respective successors and assigns and be binding on the Company and its successors and on the Stockholder and its successors and assigns. All such covenants and agreements are fully assignable by the Investors, provided, however, that any assignment of any of its rights under this Agreement by any Investor (other than to partners of such Investor or successors of such Investor or such partners by operation of law) shall be made only in connection with the sale or other transfer of all or any portion of the Preferred Stock, Common Stock, convertible notes, warrants, options or other securities of the Company which are exchangeable or convertible into shares of Common Stock or Preferred Stock of the Company held by such Investor and such assignee or transferee shall execute this Agreement.

                  7. ADJUSTMENTS

                  If, from time to time during the term of this Agreement (i) there is any stock dividend or liquidating dividend of cash or property, stock split or other change in the character or amount of any of the outstanding securities of the Company, or (ii) there is any transaction involving the consolidation, merger or sale of all, or substantially all, of the assets of the Company, then, in such event, (x) any and all new, substituted or additional securities or other property to which the Stockholder is entitled by reason of its ownership of the Shares shall be immediately subject to right of first refusal provided to the Company and the Investors as described in Section 4 hereof and (y) all Shares purchased by Stockholder hereunder shall be treated on the same basis as all other outstanding shares of Common Stock of the Company so that Stockholder's Shares shall not be diluted by any such event any differently than any other holder of Common Stock of the Company.

                  8. LEGENDS

                  All certificates representing any of the Shares subject to the provisions of this Agreement shall have endorsed thereon a legend substantially as follows:

                       "ANY DISPOSITION, GRANT OR OTHER TRANSFER OF
                       ANY INTEREST IN THE SECURITIES REPRESENTED
                       BY THIS CERTIFICATE IS SUBJECT TO CERTAIN
                       RESTRICTIONS, AND THE SECURITIES REPRESENTED
                       BY THIS CERTIFICATE ARE SUBJECT TO A RIGHT
                       OF FIRST REFUSAL, CONTAINED IN A CERTAIN
                       AGREEMENT BY THE RECORDHOLDER HEREOF AND THE
                       CORPORATION, A COPY OF WHICH WILL BE MAILED
                       TO ANY HOLDER OF THIS CERTIFICATE WITHOUT
                       CHARGE AFTER RECEIPT BY THE CORPORATION OF A
                       WRITTEN REQUEST THEREFOR."

                  Upon presentation to the Company or any authorized transfer agent, the certificates representing the Shares or any appropriate portion thereof shall be exchanged for certificates not bearing such legend if the certificates are presented after the termination of this Agreement.

                  9.   RIGHTS AS A STOCKHOLDER; VOTING AGREEMENT

                       (a) Subject to the provisions of Section 4 above, the Stockholder shall, during the term of this Agreement, exercise all rights and privileges of a stockholder of the Company with respect to the Shares, including the right to vote such Shares at any stockholder meeting. Notwithstanding anything herein to the contrary, Stockholder hereby agrees that it will, for a ninety-day period following the issuance of the Shares or until the closing of the first round financing by the Company in an amount at least equal to $2,000,000, whichever comes first, vote such Shares, at any stockholder meeting, in person, by proxy, by written consent, or otherwise, for the directors nominated for election to the Board of Directors of the Company by The Woodlands Venture Fund and no others, and, in any other matter coming before the stockholders of the Company, in accordance with the directive of The Woodlands Venture Fund.

                  In order to secure the obligation to vote in accordance with the provisions hereof, the Stockholder hereby appoints Martin P. Sutter as its true and lawful proxy and attorney, with full power of substitution, to vote all of its Shares for the matters specified hereinabove. The irrevocable proxy granted by the Stockholder may be exercised at any time Stockholder fails to comply with the terms of this Section 9. The proxy and power granted by the Stockholder pursuant to this Section are coupled with an interest and are given to secure the duties of the Stockholder pursuant hereto. Such proxy will be irrevocable and will survive the bankruptcy, liquidation, dissolution, merger, consolidation or other reorganization of Stockholder, provided that it shall terminate upon the expiration of such ninety (90) day period following the issuance of the Shares or the closing of the above-referenced financing, whichever comes first.

                  Stockholder hereby consents to the placement of an appropriate legend evidencing the voting restrictions provided for in this Agreement, on the certificates representing the Shares and any certificates issued in replacement or exchange therefor, and Stockholder will take all actions reasonably requested by the Company to effect such placement.

                       (b) The Company agrees that it will provide Stockholder with "piggyback" registration rights, that is, rights to register the Shares purchased by Stockholder under this Agreement in a public offering of equity securities conducted by the Company by or on behalf of stockholders of the Company on terms which are identical to the piggyback registration rights provided to the holders of shares of Series A Preferred Stock of the Company, on a pari passu basis.

                  10. TERMINATION

                  Except as may be otherwise provided herein, this Agreement shall terminate on the 91st calendar day immediately succeeding the third anniversary of the public offering referenced in Section 4.2.

                   11. MISCELLANEOUS

                       11.1 NOTICE

                  For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                  If to the Company:

                             RGene Therapeutics, Inc.
                             The Woodlands Venture Fund
                             2170 Buckthorne Place, Suite 170
                             The Woodlands, Texas 77380
                             Attention:  Martin P. Sutter

                  If to the Stockholder, at the address identified on the signature page hereof, and if to an Investor, at the address identified on the records of the Company hereto, or to such other address as either party or an Investor may furnish to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

                       11.2 APPLICABLE LAW

                  The substantive laws of the State of Texas, excluding any law, rule or principle which might refer to the substantive law of another jurisdiction, will govern the interpretation, validity and effect of this Agreement without regard to the place of execution or the place for performance thereof. This Agreement is to be at least partially negotiated, executed and performed in Harris County, Texas, and, as such, the Company and the Stockholder agree that personal jurisdiction and venue shall be proper with the state or federal courts situated in Harris County, Texas, to hear such disputes arising under this Agreement.

                       11.3 NO WAIVER

                  No failure by either party hereto at any time to give notice of any breach by the other party of, or to require compliance with, any condition or provision of this Agreement shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

                       11.4 SEVERABILITY

                  If a court of competent jurisdiction determined that any provision of this Agreement, including any appendices attached hereto, is invalid or unenforceable, then the invalidity or unenforceability of that provision shall not affect the validity or enforceability of any other provision of this Agreement, and all other provisions shall remain in full force and effect. Further, such provision shall be reformed and construed to the extent permitted by law so that it may be valid, legal and enforceable to the maximum extent possible.

                       11.5 COUNTERPARTS

                  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

                       11.6 HEADINGS

                  The section headings have been inserted for purposes of convenience and shall not be used for interpretive purposes.

                       11.7 SUCCESSORS; THIRD PARTY BENEFICIARY

                  This Agreement shall inure to the benefit of the successors and assigns of the Company and the Investors and be binding upon the Stockholder and its successors and assigns. The Stockholder agrees that any and all Investors in the Company shall be treated as third party beneficiaries of this Agreement without the necessity of execution of this Agreement, and shall be entitled to all of the rights rendered to them herein.

                       11.8 ENTIRE AGREEMENT

                  This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and contains all the covenants, promises, representations, warranties and agreements between the parties with respect to the subject matter hereof. Each party to this Agreement acknowledges that no representation, inducement, promise or agreement, oral or written, with regard to the subject matter hereof, has been made by either party, or by anyone acting on behalf of either party, which is not embodied herein, and that no agreement, statement or promise relating to the subject matter hereof which is not contained in this Agreement or in such other agreements shall be valid and binding.

                       11.9 AMENDMENT

                  No amendment or modification to this Agreement will be effective unless it is in writing and signed by the Company, the Stockholder and, if such amendment alters or amends any of the rights of the Investors, by Investors holding a majority of the outstanding shares of capital stock of the Company held by such Investors, if any.

                       11.10 INDEMNITY

                  The Stockholder agrees to indemnify and hold harmless the Company and any person, if any, who controls the Company or such successor within the meaning of Section 15 of the Act against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation commenced or threatened or any claim whatsoever) arising out of or based upon any false representation or warranty or breach or failure by the Stockholder to comply with any covenant or agreement made by the Stockholder herein or in any other document furnished by the Stockholder in connection with this transaction.

                       11.11 INJUNCTIVE RELIEF

                  In view of the inadequacy of money damages, and in view of the fact that the stock of the Company cannot be readily purchased or sold in the general market, if the Stockholder or any other person shall fail to comply with any provision of this Agreement, the Company shall be entitled, to the extent permissible by law, to injunctive relief in the case of the violation, or attempted or threatened violation, by Stockholder or other person of any such provision, or to a decree compelling specific performance by the Stockholder or other person, of any such provision, or to any other remedies legally available.

                       11.12 VOID TRANSFERS

                  If any Stock shall be sold or transferred otherwise than in accordance with the terms and conditions of this Agreement, such sale shall be void. Any such attempted sale or other transfer shall create a right in the Company to purchase the Stock which is the subject of such purported transfer at the applicable purchase price specified herein. Such right shall constitute an "adverse claim" within the meaning of such term as used within the meaning of the Uniform Commercial Code of any State. In addition to, and without prejudice to, any and all other rights or remedies which may be available to the Company, the Stockholder agrees that the Company may, but shall have no obligation to, hold and refuse to transfer any Stock, or any certificate therefor, tendered to it for transfer if the transfer violates the provisions of the Agreement.

                       11.13 TAX REPRESENTATIONS

                  The Stockholder acknowledges that the Company has made no warranties or other representations to Stockholder with respect to the income tax consequences of the transactions contemplated by this Agreement and Stockholder is in no manner relying on the Company or its representatives for an account of such tax consequences.

                       11.14 FURTHER ASSURANCES

                  The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year first above written.

                                       Company

                                       RGENE THERAPEUTICS, INC.

                                       By:     /s/ MARTIN P. SUTTER
                                           -----------------------------
                                       Name:   Martin P. Sutter
                                              --------------------------
                                       Title:  Chairman
                                              --------------------------
                                       Stockholder

                                       ARGUS PHARMACEUTICALS, INC.

                                       By:     /s/ D.M. LEECH
                                           -----------------------------
                                       Name:   D.M. Leech
                                              --------------------------
                                       Title:  President/CEO
                                              --------------------------